United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
April 26, 2017
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Black Knight Infoserv, LLC Second Amendment to Credit and Guaranty Agreement
On April 26, 2017, Black Knight InfoServ, LLC, a Delaware limited liability company (“BKIS”), an indirect subsidiary of both (i) Black Knight Financial Services, Inc., a Delaware corporation (“Black Knight”), and (ii) Fidelity National Financial, Inc., a Delaware corporation ("FNF" or the "Company"), entered into the second amendment (the “Second Amendment”) to its credit and guaranty agreement (as previously amended, the “BKIS Credit Agreement” and as amended by the Second Amendment, the “Amended BKIS Credit Agreement”), dated as of May 27, 2015, with JPMorgan Chase Bank, N.A. as administrative agent, the guarantors party thereto, the other agents party thereto and the lenders party thereto.

The Second Amendment increases (i) the aggregate principal amount of the term loan A facility (the “Term A Loan”) by $300 million to $1,030 million and (ii) the aggregate principal amount of commitments under the revolving credit facility (the “Revolving Credit Facility”) by $100 million to $500 million. The Second Amendment also reduces the pricing applicable to the loans under the Term A Loan and Revolving Credit Facility by 25 basis points and reduces the unused commitment fee applicable to the Revolving Credit Facility by 5 basis points. The loans under the repriced Term A Loan and Revolving Credit Facility bear interest at rates based upon, at the option of BKIS, either (i) the base rate plus a margin of between 25 and 100 basis points depending on the total leverage ratio of Black Knight Financial Services, LLC, a Delaware limited liability company and the direct parent company of BKIS, and its restricted subsidiaries on a consolidated basis (the “Consolidated Leverage Ratio”) and (ii) the Eurodollar rate plus a margin of between 125 and 200 basis points depending on the Consolidated Leverage Ratio, subject to a Eurodollar rate floor of zero basis points. Until the delivery of the initial financial statements under the Amended BKIS Credit Agreement, the Term A Loan and the Revolving Credit Facility bear interest, at the option of BKIS, at either (i) the base rate plus a margin of 75 basis points or (ii) the Eurodollar rate plus a margin of 175 basis points. In addition, BKIS will pay an unused commitment fee of between 15 and 30 basis points on the undrawn commitments under the Revolving Credit Facility, also depending on the Consolidated Leverage Ratio. The Second Amendment extends the maturity date applicable to the loans under the Term A Loan and the commitment and loans under the Revolving Credit Facility by approximately two years such that the repriced loans under the Term A Loan and the Revolving Credit Facility now mature on February 25, 2022. The proceeds of the increased Term A Loan and Revolving Credit Facility were used to complete the redemption of the 5.75% Senior Notes due 2023 issued by BKIS and Black Knight Lending Solutions, Inc., a Delaware corporation.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Fidelity National Financial, Inc. Fourth Amended and Restated Credit Agreement
On April 27, 2017, the Company entered into an amendment and restatement of its existing $800 million third amended and restated credit agreement (as previously amended, the “Existing Credit Agreement”), dated as of June 25, 2013, with Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the financial institutions party thereto as lenders (the “Restated Credit Agreement”). Among other changes, the Restated Credit Agreement amends the Existing Credit Agreement to extend the maturity date from July 15, 2018 to April 27, 2022.

Revolving loans under the Restated Credit Agreement generally bear interest at a variable rate based on either (i) the base rate (which is the highest of (a) one-half of one percent in excess of the federal funds rate, (b) the Administrative Agent’s “prime rate”, or (c) the sum of one percent plus one-month LIBOR) plus a margin of between 10.0 and 60.0 basis points depending on the senior unsecured long-term debt ratings of the Company or (ii) LIBOR plus a margin of between 110.0 and 160.0 basis points depending on the senior unsecured long-term debt ratings of the Company. At the current Standard & Poor’s and Moody’s senior unsecured long-term debt ratings of BBB/Baa2, respectively, the applicable margin for revolving loans subject to LIBOR is 140 basis points. In addition, the Company will pay a commitment fee of between 15.0 and 40.0 basis points on the entire facility, also depending on the Company’s senior unsecured long-term debt ratings.

Under the Restated Credit Agreement, the Company is subject to customary affirmative, negative and financial covenants, including, among other things, limits on the creation of liens, limits on the incurrence of indebtedness, restrictions on investments, dispositions and transactions with affiliates, limitations on dividends and other restricted payments, a minimum net worth and a maximum debt to capitalization ratio. The Restated Credit Agreement also includes customary events of default for facilities of this type (with customary grace periods, as applicable) and provides that, if an event of default occurs and is continuing, the interest rate on all outstanding obligations may be increased, payments of all outstanding loans may be accelerated and/or the lenders'

commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Restated Credit Agreement shall automatically become immediately due and payable, and the lenders' commitments will automatically terminate. Under the Restated Credit Agreement, the financial covenants remain essentially the same as under the Existing Credit Agreement, except that the net worth test was reset and will reset in the future following enumerated separation transactions by subsidiaries of the Company.

The Restated Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing summary of the Restated Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Restated Credit Agreement, and is qualified in its entirety by reference to Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above relating to the Second Amendment and the Restated Credit Agreement is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1
Second Amendment to Credit and Guaranty Agreement, dated as of April 26, 2017, by and among Black Knight InfoServ, LLC, a Delaware limited liability company, as the borrower and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Fourth Amended and Restated Credit Agreement, dated as of April 27, 2017, by and among Fidelity National Financial, Inc., a Delaware corporation, as the borrower, Bank of America, N.A., as administrative agent, and the financial institutions party thereto as lenders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	May 1, 2017	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.1
Second Amendment to Credit and Guaranty Agreement, dated as of April 26, 2017, by and among Black Knight InfoServ, LLC, a Delaware limited liability company, as the borrower and JPMorgan Chase Bank, N.A., as administrative agent.

10.2
Fourth Amended and Restated Credit Agreement, dated as of April 27, 2017, by and among Fidelity National Financial, Inc., a Delaware corporation, as the borrower, Bank of America, N.A., as administrative agent, and the financial institutions party thereto as lenders.